Exhibit 99.11

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

525 South Flagler Drive, Suite 201

West Palm Beach, FL 33401

SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAMBRIDGE CAPITAL

ACQUISITION CORPORATION

This proxy is solicited on behalf of the Board of Directors of Cambridge Capital Acquisition Corporation (“Cambridge”). The giving of a proxy will not affect your right to vote in person if you attend the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held on April 14, 2015 (the “meeting”). Please mark your vote in black ink, sign, date, and mail your proxy card in the envelope provided as soon as possible. Please do not write outside the designated areas. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

The undersigned appoints Mr. Benjamin Gordon and Mr. Mitchell I. Gordon as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Cambridge which the undersigned would be entitled to vote at the meeting, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5 HEREIN. THE CAMBRIDGE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5 HEREIN.

PLEASE SIGN AND RETURN THIS PROXY AS SOON AS POSSIBLE.

(Continued and to be marked, dated and signed on reverse side)

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

 TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

Please mark vote as indicated in this example

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5 HEREIN.

THE CAMBRIDGE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5 HEREIN.

1.	To adopt the Business Combination Agreement, dated as of December 1, 2014, by and among Cambridge, Cambridge Holdco, Inc., Cambridge’s wholly-owned subsidiary (“Holdco”), Cambridge Merger Sub, Inc., Holdco’s wholly-owned subsidiary (“Merger Sub”), Parakou Tankers, Inc. (“Parakou”), and Mr. Por Liu, who will be the sole securityholder of Parakou as of the closing date of the mergers (the “Merger Agreement”), and to approve the business combination, including the mergers, contemplated by the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you affirmatively vote “FOR” or “AGAINST” Proposal Number 1 and you hold shares of Cambridge common stock issued in the Cambridge initial public offering, you may exercise your conversion rights and demand that Cambridge convert your shares of common stock into a full pro rata portion of the trust account (as defined in the final prospectus of Cambridge’s initial public offering, dated December 17, 2013) in which certain proceeds of Cambridge’s initial public offering are held. To properly exercise your conversion rights, you must (i) check the box on the proxy card to elect conversion, (ii) check the box on the proxy card marked “Shareholder Certification,” (iii) affirmatively vote either for or against the merger proposal and, (iv) prior to 5:00 p.m., Eastern Time at least two business days prior to the vote at the meeting, (x) submit a written request to our transfer agent that we convert your public shares for cash, and (y) deliver your stock to our transfer agent physically or electronically through Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my questions?” below. Even if you properly exercise your conversion rights, you will only be entitled to receive cash for these shares if the mergers contemplated by the Merger Agreement are completed. If you properly exercise your conversion rights and the mergers are completed, then you will be exchanging your shares of Cambridge common stock for cash and will no longer own these shares.

Intention to Exercise Conversion Rights If you intend to exercise your conversion rights, please check this box. Checking this box, however, is not sufficient to exercise your conversion rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting in Lieu of 2015 Annual Meeting of Cambridge Capital Stockholders — Conversion Rights.”

CONVERSION RIGHTS ☐

Shareholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me in connection with the proposed business combination between the Company and Holdco.

SHAREHOLDER CERTIFICATION ☐

2.

To approve the following changes in the amended and restated articles of incorporation and the amended and restated bylaws of Holdco, which differ materially from Cambridge’s amended and restated certificate of incorporation and bylaws: (i) the name of the new public entity will be “Parakou Tankers, Inc.” as opposed to “Cambridge Capital Acquisition Corporation”; (ii) Holdco will have 100,000,000 authorized common shares and 1,000,000 authorized preferred shares, as opposed to Cambridge which has 40,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) Holdco’s corporate existence will be perpetual as opposed to Cambridge’s corporate existence, which terminates if a business combination is not consummated by Cambridge within a specified period of time; and (iv) Holdco’s amended and restated articles of incorporation will not include the various provisions applicable only to special purpose acquisition corporations that Cambridge’s amended and restated certificate of incorporation contains.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
3.

To approve a provision of the amended and restated articles of incorporation of Holdco which will require a vote of two-thirds of the shareholders to amend its classified board structure, whereas Cambridge’s current amended and restated certificate of incorporation requires a simple majority vote.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
4.

To approve the adoption of the 2014 Equity and Incentive Compensation Plan which authorizes the award of share-based incentives in order to attract, retain, motivate, and reward certain key employees, officers, directors, and consultants of Holdco.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
5.

To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated vote at the time of the special meeting, Cambridge is not authorized to consummate the mergers.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.
AUTHORIZED SIGNATURES This section must be completed for your vote to be counted.

Signature of Stockholder:

Signature of Stockholder (Joint Owner):
Date:	, 2015

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign using the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership’s name by a duly authorized person.

PLEASE SIGN AND RETURN THIS PROXY AS SOON AS POSSIBLE.

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

 TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED